UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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SENSIENT TECHNOLOGIES CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
JAMES R. HENDERSON
JAMES E. HYMAN
WILLIAM E. REDMOND, JR.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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FrontFour Capital Group LLC together with the other Participants named herein (collectively, “FrontFour”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2014 annual meeting of shareholders (the “Annual Meeting”) of Sensient Technologies Corporation.  FrontFour has filed a definitive proxy statement and an accompanying GREEN proxy card with the SEC with regard to the Annual Meeting.

Item 1:  On April 3, 2014, FrontFour issued the following press release:

FRONTFOUR EXPRESSES SERIOUS CONCERNS REGARDING SENSIENT TECHNOLOGIES’
DIRECTOR ELAINE WEDRAL’S APPARENT CONFLICT OF INTEREST

Believes Board Must Announce Wedral’s Plans to Resign from the Board
Well In Advance of the 2014 Annual Meeting

GREENWICH, Conn., April 3, 2014 /PRNewswire/ -- FrontFour Capital Group LLC, together with its affiliates (“FrontFour”), today commented on Balchem Corporation’s (“Balchem”) recent announcement to acquire Performance Chemicals & Ingredients Company (d/b/a SensoryEffects), a privately held supplier of customized food and beverage ingredient systems, and a direct competitor of Sensient Technologies Corporation (the “Company” or “Sensient”).  Specifically, FrontFour noted that newly appointed lead independent director of Sensient, Dr. Elaine R. Wedral, who currently serves on the board of directors of Balchem, has an inherent conflict of interest in serving on the boards of two direct competitors.

FrontFour sent a letter to the Board of Directors of Sensient (the “Board”) on April 2, 2014, requesting the Board to promptly inform all Sensient shareholders, well in advance of the Company’s upcoming 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”), as to whether Ms. Wedral will be tendering her resignation from the Board upon the consummation of the Balchem/SensoryEffects acquisition and whether the Company will fill the vacancy so created or reduce the size of the Board.

FrontFour believes Ms. Wedral’s continued service on the Board may be a violation of Section 8 of The Clayton Antitrust Act of 1914, as amended, as well as the Company’s Code of Conduct.  FrontFour notes that under the Company’s Amended and Restated By-Laws, a shareholder is not permitted to nominate a person for election to the Board without having such person affirm in writing that he or she is not an employee, director or affiliate of any competitor of the Company and will comply with applicable law and the Company’s Code of Conduct, among other things.  FrontFour questions whether the Board’s silence with respect to Ms. Wedral indicates that the Board is willing to set different criteria for shareholder nominations of directors than those followed by the Board.

FrontFour has nominated four (4) nominees for election to the Board at the Annual Meeting.  FrontFour encourages all shareholders to vote the GREEN proxy card today to elect FrontFour’s highly qualified director nominees.

Shareholders who have any questions, or require assistance with their vote, should contact FrontFour’s proxy solicitor, Okapi Partners LLC, at (212) 297-0720 or (877) 566-1922, or by email at info@okapipartners.com.  All of FrontFour’s proxy materials are available at:  www.okapivote.com/Sensient.

Contacts:

Stephen Loukas
FrontFour Capital Group LLC
35 Mason Street, 4th Floor
Greenwich, CT 06830
203-274-9050

Bruce H. Goldfarb/Charles W. Garske/Lisa Patel
Okapi Partners LLC
(212) 297-0720
info@okapipartners.com